Exhibit 10.7

AMENDED AND RESTATED EXCLUSIVE CALL OPTION AGREEMENT

This Exclusive Call Option Agreement (this “Agreement”) is entered into as of August 6th, 2014 in Beijing, People’s Republic of China (“PRC”) by and between the following Parties:

Party A: Beijing Wowo Shijie Information Technology Co., Ltd

Address: Room 107, First Floor, South side of No.27 building, Zaoying Beili, Chaoyang District, Beijing.

Party B:

Maodong Xu:

Residence: People’s Republic of China

Beijing Wowo Shiji E-Commerce Co., Ltd.:

Address: Room 3003, Third Floor, No.18, Shang Di Xinxi Road, Haidian District, Beijing.

(In this Agreement, Maodong Xu and Beijing Wowo Shiji E-Commerce Co., Ltd are collectively as the “Party B”)

Party C: Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Address: Room 1808-183, 18th Floor, Information Tower, No.13 Linyin North Street, Pinggu District, Beijing,

(In this agreement, all the above parties are called collectively as the “Parties” and respectively as a “Party”)

Whereas,

1.              Party A is a wholly foreign owned company duly incorporated and existing under the laws of the PRC.

2.              Party C is a limited liability company duly incorporated and validly existing under the PRC laws. Party B jointly holds whole equity interests of Party C, of which Maodong Xu holds 60% equity interests and Beijing Wowo Shiji E-Commerce Co., Ltd holds 40% equity interests.

3.              The parties have entered into an Amended and Restated Equity Pledge Agreement (“the Amended and Restated Equity Pledge Agreement”) on August 6th, 2014.

4.  Party A and Party B entered into an “Exclusive Call Option Agreement” (“the original exclusive call option agreement”) on August 22nd, 2012. The Parties agree to restate and amend the terms and conditions of the original exclusive call option agreement, to supersede the original exclusive call option agreement.

NOW, THEREFORE, the Parties hereby agree as follows through amicable consultation:

1. Grant of Exclusive Equity Call Option

1.1 Call Option

Party B irrevocably agree hereby to grant jointly and severally to Party A or one or more persons designated by Party A, to the extent permitted by the PRC laws and regulations, the Option subject to the terms and conditions set forth in this Agreement to purchase all or part of the Shares at the Share Purchase Price (as defined in Article 3.2 hereunder) based on its needs in accordance with the procedures determined by Party A.

1.2 Effectiveness

This Agreement shall take effect as of the date of the execution by the Parties or their respective authorized representatives.

2. Exercise of Exclusive Call Option

2.1 Time of Exercise

2.1.1                    Each of Party B agrees that Party A may at any time, and from time to time after the effective date hereof, exercise the Option, in whole or in part, to acquire all or a portion of the Shares, subject only to applicable laws of the PRC.

2.1.2                    For the avoidance of doubt, each of Party B hereby agrees that Party A shall be entitled to exercise the Option for an unlimited number of times, until all of the Shares have been acquired by Party A.

2.1.3                    Party B agree that when exercising the Option, Party A may designate itself or any authorized third party as the transferee of the Shares.

2.2 Transfer

Party B agree that the Option shall be freely transferable, in whole or in part, by Party A to any third party, and that upon such transfer, the Option may be exercised by such third party upon the terms and conditions set forth herein, as if such third party were a party to this Agreement, and that such third party shall assume the rights and obligations of Party A hereunder.

2.3 Notice Requirement

If Party A wishes to exercise the Option, it shall send a written notice to each of Party B by no later than thirty (30) days in advance of such exercise, specifying therein:

2.3.1                  The date of execution of the Share Transfer Agreement (as defined in Article 3.1 hereunder);

2.3.2                  The name of the person to whom the Shares shall be transferred;

2.3.3                  The amount of the Shares to be purchased from each of Party B;

2.3.4                    The Share Purchase Price (as defined in Article 3.2 hereunder) of the Shares to be transferred this time, which shall be defined pursuant to the Proportion of the Shares to be purchased; and

2.3.5                     a letter of authorization, where a third party has been designated to exercise the Option.

2.4 Set-off

Party B entered into an Amended and Restated equity pledge agreement with Party A as of the even date hereof, in which Party B assign Party A pledge over the Shares. After each exercise of the Option and the consequent transfer of the Shares, the pledge over the Shares transferred will disappear, and the Shares in pledge will be reduced in the same proportion.

3. Completion of Exclusive Call Option

3.1                       Share Transfer Agreement

Party B shall execute a share transfer agreement in form and substance substantially the same as the annex attached hereto (the “Share Transfer Agreement”), together with any other documents necessary to give effect to the transfer to Party A or its nominee of all or part of the Shares within thirty (30) days after Party A’s sending the written notice in accordance with Article 2.3 above.

3.2               Share Purchase Price

The share purchase price to be paid by Party A or its nominee when exercising the Option under this Agreement, shall be the minimum price allowable by the PRC laws, unless otherwise required by PRC laws or agreed in writing by the Parties.

3.3                       Waiver of the Priority Purchase Right

Upon an exercise of the Option by Party A and Party B hereby undertake separately and/or jointly that they waive the priority purchase right they enjoy to the Shares transferred.

3.4                       Shareholders’ Resolution

Upon an exercise of the Option by Party A and Party B shall execute and deliver one or more resolutions of the shareholders’ meeting of Party C (“Resolutions”) within thirty (30) days after the execution of the Share Transfer Agreement, approving, including but not limited to, the following:

3.4.1                     The transfer in the name of Party A or its nominee of all or part of the Shares; and/or

3.4.2                     Upon the request by Party A, resignation by Party B from the position of directors and/or other positions.

4. Representations, Warranties and Undertakings

4.1 Representations and Warranties

4.1.1                     Each of the Parties severally represents and warrants to each other that:

(1)                         It has the full power and authority to enter into this Agreement;

(2)                         Its signing of this Agreement or fulfilling of any of its obligations hereunder does not violate any laws, regulations and contracts to which it is bound, or require any government authorization or approval;

(3)                         There is no lawsuit, arbitration or other legal or government procedures pending which, based on its knowledge, shall materially and adversely affect this Agreement and the performance thereof;

(4)                         It has disclosed to other Parties all documents issued by any government department that might cause a material adverse effect on the performance of its obligations under this Agreement;

4.2 Undertakings

4.2.1 Each of Party B separately and jointly covenants and undertakes to Party A that:

(1)                         It will complete all such formalities as are necessary to make Party A or its nominee a full and proper shareholder of Party C. Such formalities include, but are not limited to, revising the Articles of Association of Party C, changing the list of shareholders and undertaking any other changes at the relevant administrative department of industry and commerce.

(2)                   For a period as from the date hereof until two (2) years after the date on which all of the Shares are acquired by Party A:

(a)                  except operating Party C or the business invested or controlled by Party C, or employed by Party A or other PRC companies invested or controlled by Wowo Limited (if applicable), it will not, either directly or indirectly, engage or be engaged in business which is the same or similar to that of Party C within the PRC or any other jurisdictions wherein Party C operates;

(b)                  it will not take employment with any person who is engaged by Party C or Party A, or with any person directly or indirectly assisting any such person with technical, commercial or professional advice, except that such person is employed by Party C the business invested or controlled by Party C, Party A or other PRC companies invested or controlled by Wowo Limited;

(c)                   it will not be engaged or otherwise involved as principal, shareholder, employee or agent, whether directly or indirectly, in any company, firm or business which, with regards to any goods or services, is supplier to or a customer of Party C or Party A, except for the business invested or controlled by Party C, Party A or other PRC companies invested or controlled by Wowo Limited; and

(d)                  it will not at any time either on its own account or for any person solicit business from any person who has dealt with Party C or Party A.

(3)                   Party B and Party C hereby further undertake to Party A that it will cause Party C:

(a)                     to keep validly existing and prudently and effectively operate its business and handle related corporate affairs following good commercial and business standards and practices; endeavor to ensure itself keep holding its licenses, certificates and approvals as requisite for its business operations, and keep such licenses, certificates and approvals from being revoked; and endeavor to keep the current corporate structure and senior managements, and maintain the relationships with its customers to ensure Party C’s reputation and operation will not be materially or adversely affected upon the exercise of the Option hereunder by Party A or its nominee;

(b)                     Without prior written consent of Party A, not to increase or decrease its registered capital of Party C, or change the capital structure in any other form;

(c)                      Without prior written consent of Party A, not to revise its articles of association or other constituent documents with respect to its material matters, including but not limited to its organization structure, internal institutions and authority, registered capital changes, share transfers, voting rules and matters.

(d)                     Without the prior written consent by Party A, not to affirmatively vote for, support or execute any shareholders’ resolution at Party C’s shareholders’ meeting to approve to sell, transfer, pledge or otherwise dispose of the legitimate or other beneficial interest in the equity interests of Party C, nor to allow other security interests to be created on it, except the pledge right set on Party C’s equity interests pursuant to Amended and Restated Equity Pledge Agreement;

(e)                      without prior written consent of Party A, not to sell, transfer, mortgage or otherwise dispose of any asset, income, legitimate or beneficial interests in its business, or allow creation of any other security interest at any time as from the date hereof, except the pledge right set on Party C’s equity interests pursuant to Amended and Restated Equity Pledge Agreement;

(f)                       without prior written consent of Party A, not to inherit, guarantee or allow the existence of any debt, with the exception of (i) the debts incurred during the ordinary or daily course of business, and (ii) the debts which have been disclosed to Party A and for which written consents from Party A have been obtained;

(g) to normally operate businesses to maintain its assets value, and not to result in any materially adverse affect on its business operation and the value of its assets by any acts or omissions; and without prior written consent of Party A, not to change its businesses in any material respect;

(h) without prior written consent of Party A, not to enter into any material agreement except for the agreements entered into during the ordinary course of business (for the purpose of this section, an agreement or a series of related agreements should be deemed as a material agreement if the amount of which exceeds RMB 2,000,000);

(i) without prior written consent of Party A, not to provide any loan, credit or guarantee to anyone;

(j) At the request of Party A, to provide all materials related to its business and financial conditions to Party A;

(k) Without the prior written consent by Party A, not to affirmatively vote for, support or execute any shareholders’ resolution at Party C’s shareholders’ meeting to approve Party C’s merger or combination with any person, acquisition by any person, or Party C’s acquisition of or investment in any person;

(l) To promptly inform Party A of any existing or potential litigation, arbitration, or administrative proceedings in relation to its assets, business or revenues;

(m) In order to keep the ownership of the equity interest held by Party B and/or Party C, to execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims;

(n) in order to maintain its ownership of all its assets, to execute all necessary or appropriate documents, commence all necessary or appropriate claims, or make all necessary or proper defenses to all claims;

(o) without prior written consent of Party A, not to distribute any dividends to its shareholders in any form, nevertheless upon request of Party A, immediately to distribute all payable dividends to the shareholders; and

(p) To cause Party C’s shareholders’ meeting to vote affirmatively for the transfer of the Purchased Equity Interest stipulated hereunder;

(q) Subject to the Power of Attorney executed by Party B on August 6th, 2014, to exercise any and all the rights as Party C’s shareholder only upon the request by Party A and only upon Party A’s written authorization; and

(r) At the request of Party A, to appoint the person designated by Party A to be its executive director.

(s) To strictly comply with the provisions of this Agreement and other agreements jointly or severally executed by Party B, Party C and Party A, and to duly perform all obligations under such agreements, without taking any act or omission that suffices to affect the validity and enforceability of these agreements.

5. Default Liabilities

The Parties agree and confirm that, if any Party (the “Defaulting Party”) breaches any of the provisions herein, or fails to perform or delays in the performance of any obligation under this Agreement in any material aspect, such breach, failure or delay shall constitute a default under this Agreement (the “Default”), and the non-defaulting Party (the “Non-defaulting Party”) is entitled to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period of time. If the Defaulting Party fails to rectify such Default or take any remedial measures within reasonable period of time or within ten (10) days upon receipt of the written notice of the Non-defaulting Party, the Non-defaulting Party is entitled to decide, at its sole discretion as follows: (1) If the Defaulting Party is Party B, Party A is entitled to terminate this Agreement and claim damages from the Defaulting Party; (2) If the Defaulting Party is Party A, the Non-defaulting Party is entitled to claim damages from the Defaulting Party; however, the Non-defaulting Party may not terminate this Agreement in any event unless otherwise provided under the laws.

6. Governing Law and Dispute Resolution

6.1 This Agreement’s execution, interpretation, and performance, and the disputes resolution under this Agreement shall be governed by the PRC laws.

6.2 Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations within thirty (30) days of their occurrence, each Party can submit the disputes to China International Economics and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Beijing and the language used will be Chinese. The arbitral award shall be final and binding upon the Parties.

7. Effectiveness and Term

This Agreement takes effect as of the date when it is signed by the Parties. Upon its effectiveness, the Agreement shall supersede the prior “exclusive call option agreement” that the Parties have signed. The term of this Agreement is ten (10) years. This Agreement shall be extended upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by Party A.

8. Termination of the agreement

8.1 At any time within the term hereof, in case Party A is unable to exercise the option hereof because of the then-applicable laws, Party A may, at its sole discretion, unconditionally terminate this Agreement by notifying Party B in writing within thirty (30) days, without assuming any liabilities there from.

8.2 Except under circumstances indicated in Article 8.1, Party B shall not have the right to unilaterally dissolve this Agreement at any time during the term and extension periods of this Agreement.

9. Costs and Other Expenses

All actual expenses related to prepare, sign and implement this Agreement, including but not limited to the stamp duty, any other taxes and etc., shall be assumed by the Parties respectively.

10. Confidentiality

10.1 Whether this Agreement is terminated or not, either party (“receiving party”) shall be obliged to keep in strict confidence the commercial secrets and proprietary information of the other Party acquired during the performance of this Agreement, the Customer Information jointly owned by both Parties and any unpublished information of the other Party (collectively, the “Confidential Information”). The receiving party of the Confidential Information shall not disclose the Confidential Information or any part thereof to any third parties unless it obtains prior written consent of the other Party, or is required by relevant laws and regulations or must to meet the requirements of relevant stock exchange. The aforesaid clauses are not applied for the information that: (a) is obtained legally by the receiving party before the disclosing party has disclosed it which has written proof; (b) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (c) is obtained by receiving party from the third party who has not obliged to keep in confidence.

10.2 If any party requires disclose the materials regarding the transaction contemplated hereunder to its legal counsels or financial advisors, these parties shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.

10.3 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

11. Miscellaneous

11.1 No amendment or modification to this Agreement shall be valid unless made in writing and executed by the Parties.

11.2 Any appendices attached hereto shall be an integral part of this Agreement and equally authentic as this Agreement.

11.3 Notices

11.3.1 Unless otherwise designated by the other Party, any notices of other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by express mail, e-mail, facsimile or registered mail to the following correspondence addresses:

If to the Party A: Beijing Wowo Shijie Information Technology Co., Ltd.

Address: Room 107, First Floor, South side of No.27 building, Zaoying Beili, Chaoyang District, Beijing.

ZIP Code: 100101

Contact Person: Maodong Xu

If to the Party B: Maodong Xu

If to Party C: Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Address: Room 1808-183, 18th Floor, Information Tower, No.13 Linyin  North Street, Pinggu District, Beijing,

ZIP Code: 100085

Contact Person: Tiezheng Liu

11.3.2 Notices and correspondences shall be deemed to have been effectively delivered:

(1)         At the exact time displayed in the corresponding transmission record, if delivered by facsimile, unless such facsimile is sent after 5:00 pm or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

(2)         On the date that the receiving Party signs for the document if delivered in person (including express mail);

(3)         On the fifteenth (15th) day after the date shown on the registered mail receipt, if sent by registered mail;

(4)         On the successful printing by the sender of a transmission report evidencing the delivery of the relevant e-mail, if sent by e-mail.

11.4 This Agreement shall be binding on the successors of the Parties and the assigns as designated by Party A.

11.5 The Parties may, upon mutual agreement, conclude supplementary agreements regarding any issues not covered in this Agreement. The supplementary agreements shall be of equal force with this Agreement.

11.6 This Agreement shall be made in Chinese version with English translation enclosed. In case of discrepancies between the two versions, the Chinese version shall prevail. This Agreement shall be executed in 6 originals, including three (3) original copies to be held by Party A, two (2) by Party B, another one (1) to be held by Party C

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IN WITNESS HEREOF, the Parties have caused this Amended and Restated Exclusive Call Option Agreement to be executed on the date and at the place first above written.

Party A: Beijing Wowo Shijie Information Technology Co., Ltd.(Seal)

Authorized Representative (Signature):	/s/ Maodong Xu

Party B:

Maodong Xu (Signature):	/s/ Maodong Xu

Beijing Wowo Shiji E-Commerce Co., Ltd (Seal)

Authorized Representative (Signature):	/s/ Huazhou

Party C: Beijing Kai Yi Shi Dai Network Technology Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Huazhou

APPENDIX

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this “Agreement”) is entered into as of [              ] in Beijing by and between the following parties:

Transferor:	Name: []
ID No.: []

Transferee:  Beijing Wowo Shi Jie Information Technology Co., Ltd. (the “Transferee”)

(the Transferors and the Transferee collectively the “Parties”)

WHEREAS

(1)                                 The Transferors holds [] % shares in [].

(2)                                 The Transferor desires to transfer to the Transferee all his/her [] % shares in

[], and the Transferee agrees to accept such transfers under the terms and conditions of this Agreement.

THE PARTIES THEREFORE AGREE AS FOLLOWS:

Article 1: TRANSFER OF EQUITY INTEREST

1.1                               Transfer Agreement

1.1.1                             Subject to the terms and conditions of this Agreement, the Transferors hereby agree to transfer [] %shares they held in [] to the Transferee (the “Transfer”) at the Effective Date of this Agreement (as defined in Article 5.1 below) as of the Effective Date of this Agreement, and acquires all the related rights and interests accordingly.

1.1.2                             The Transferors and the Transferee have entered into a shares pledge agreement, under which the Transferors in favor of Party A pledged the entire shares as held by them in []. Upon the execution of the Transfer in accordance with this Agreement, the portion of the pledge over the shares as transferred will disappear and the shares in pledge will be reduced in the same proportion.

1.2                       Transfer Price

The purchase price of the [] % shares is RMB [].

Article 2: CLOSING

2.1                       Subject to terms and conditions of this Agreement, the closing of the Transfer involved in this Agreement (“Closing”) shall be deemed as having accomplished at the Effective Date of this Agreement.

2.2                       The Transferors shall submit to the Transferee any and all legal documents with respect to the Transfer being referred hereto at the Effective Date of this Agreement, in a way satisfactory to the Transferee formally and virtually.

2.3                       The Parties of this Agreement hereby agree that, with respect to the Transfer hereunder, the Transferors shall be responsible to file with the original registration authority of [] for the purpose of all necessary registration change within thirty (30) days after the execution of this Agreement, and the Transferee shall offer necessary assistance and cooperation at the same time.

Article 3: REPRESENTATIONS AND WARRANTIES

3.1                       Representations and Warranties of the Transferors

The Transferors hereby make following representations and warranties to the Transferee,

3.1.1                   The Transferors have full legal power and authority to sign and execute this Agreement and transfer the shares referred to under this Agreement. The Transferors have taken all proper and necessary actions for the Transfer referred to under this Agreement. Upon the signing of this Agreement, it constitutes a legal, valid and binding obligation to the

Transferors, and shall be enforceable against the Transferors according to its terms.

3.1.2                   In any event, the liabilities of the Transferors to [] and the Transferee are limited to the shares as each held thereby.

3.1.3                   The representations and warranties hereby made by the Transferors are true and accurate in all aspects at the Effective Date of this Agreement.

3.1.4                   Upon the effectiveness of this Agreement, the Transferors shall be responsible to effect all necessary internal and external procedures in respect of the Transfer, including but not limited to, signing resolutions of the shareholders’ meeting and making related registration change and filings.

3.2                       Representations and Warranties of the Transferee

The Transferee hereby makes the following representations and warranties to the Transferors,

3.2.1                   The Transferee has full legal power and authority to sign and execute this Agreement and carry out the Transfer hereunder. Upon the signing of this Agreement, it constitutes a legal, valid and binding obligation to the Transferee, and will be enforceable against the Transferee according to its terms.

3.2.2                   The liabilities of the Transferors to [] and the Transferee are limited to the shares as each held thereby before or after the Effective Date of this Agreement.

3.2.3                   The representations and warranties hereby made by the Transferee are true and accurate in all aspects at the Effective Date of this Agreement.

3.2.4                   Upon the effectiveness of this Agreement, the Transferee shall offer necessary assistance and cooperation to the Transferors for them to perform the obligations referred to in Article 3.1.4.

Article 4: THE CONTINUOUS EFFECTIVENESS OF WARRANTIES; COMPENSATION

4.1                       The Continuous Effectiveness of Warranties

The representations and warranties made by the Transferors and the Transferee respectively and any certificate or other documents submitted previously shall not be seen as waiver or be impacted as a result of any adjustment made by the Transferors and the Transferee and each of representations and warranties shall be continuous effective after the Closing.

4.2                       Compensation

If the Transferee or the Transferors bear any cost, expense, liability or loss owing to the Transferors or the Transferee violating this Agreement before the Effective Date of this Agreement, the defaulting party shall make compensation to the non-defaulting party and make the non-defaulting party free with any cost, expense, liability or loss incurred because of the foregoing reason.

Article 5:

MISCELLANEOUS

5.1                       Effective Date of this Agreement

This Agreement shall take effect as of the date of execution by the Parties or their respective authorized representatives.

5.2                       Governing Law and Disputes Resolution

5.2.1                   The conclusion, validity, interpretation, performance, and the dispute resolution of this Agreement shall be governed by the laws of PRC.

5.2.2                   Any disputes arising from or relating to this Agreement shall be resolved through consultation in good faith by the Parties. In case of a failure to reach an agreement through such consultation, the Parties agree to submit the disputes to China International Economics and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Beijing and the language used will be Chinese. The arbitral award shall be final and binding upon the Parties.

5.3                       Language and Version

This Agreement shall be made in Chinese with an English translation. In case of discrepancies between the two versions, the Chinese version shall prevail. This Agreement has six (6) originals with each of the Transferors and the Transferee keeping one original. Other originals of this Agreement shall be used to conducting necessary changing registration procedures.

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IN WITNESS HEREOF, the Parties have caused this Share Transfer Agreement to be executed on the date and at the place first above written.

Party A:

By:

Party B:

Authorized Representative: